EXHIBIT 23.1

Consent of Independent Auditors

The Board of Directors

Electronic Data Systems Corporation:

We consent to the use of our report incorporated herein by reference from the EDS Annual Report on Form 10-K for the year ended December 31, 2002, which includes an explanatory paragraph for EDS' adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets.

/s/ KPMG LLP

Dallas, Texas

August 15, 2003